SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                           __________

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 3, 1996


                        RECOTON CORPORATION
         (Exact name of registrant as specified in charter)


    New York                  0-5860            11-1771737
     (State or other jurisdic-  (Commission     (IRS Employer
      tion of incorporation)     File Number)    Identification No.)


         2950 Lake Emma Road, Lake Mary, Florida   32746
    (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:  407-333-8900


                                N.A.
    (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On January 3, 1996, International Jensen Incorporated ("IJI") and Recoton Corporation ("Recoton") jointly announced that Recoton has agreed to acquire IJI for $8.90 per IJI share to be paid in a combination of stock and cash. The respective boards of directors of IJI and Recoton unanimously approved a definitive merger agreement among IJI, Recoton and RC Acquisition Sub, Inc., a wholly owned subsidiary of Recoton. Pursuant to the merger, IJI will be merged with and into RC Acquisition Sub, and the surviving corporation will be renamed Recoton Audio Corporation. One of the conditions to the closing of the merger is the sale of IJI's original equipment business to IJI Acquisition Corp., a corporation controlled by Robert
G. Shaw, President and Chief Executive Officer of IJI, for $15 million in cash, pursuant to an Agreement for Purchase and Sale entered into on January 3rd between IJI and IJI Acquisition Corp.

     Simultaneous with the execution of the definitive merger agreement, Recoton also acquired from IJI an exclusive worldwide license to, and option to purchase all rights to, the "Acoustic Research" and "AR" trademarks and IJI acquired an option to sell such trademarks to Recoton under certain circumstances.

     The merger is subject to approval by the stockholders of IJI. Attached as Exhibit 99.1 is a copy of the press release concerning the merger and related transactions, which is incorporated herein by reference.

     Under the terms of the definitive merger agreement, each IJI stockholder may elect to receive either Recoton stock or cash; however, the amount of Recoton stock to be received will be adjusted, on a pro-rata basis, such that the value of the total number of shares to be issued will equal 40% of the purchase price. The number of Recoton shares to be issued will be calculated based on an average closing share price for an agreed-upon number of days prior to the required IJI shareholder vote. In the event the average share price of Recoton is lower than $16.00, and in certain other circumstances, Recoton has the right to pay all cash.

     The Company also has entered into a Shareholders' Agreement with Robert G. Shaw, IJI's President, which will become effective should Mr. Shaw acquire shares of Recoton in the merger. Mr. Shaw has also waived his right to any "change of control" payments under his 1991 employment contract with IJI upon a "change of control" in connection with the merger.

Item 7(c).  Exhibits.

Exhibit 2.1    Agreement and Plan of Merger among Recoton
               Corporation, RC Acquisition Sub, Inc. and
               International Jensen Incorporated, dated as of January
               3, 1996.

Exhibit 10.1 Exclusive World-Wide License and Option to Sell and Option to Purchase Proprietary Rights by and between International Jensen Incorporated and Recoton
               Corporation, dated as of January 3, 1996

Exhibit 10.2   Shareholders' Agreement between Robert G. Shaw and
               Recoton Corporation, dated as of January 3, 1996.

Exhibit 99.1   Press Release dated January 3, 1996.




                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              RECOTON CORPORATION


                              By: /s/ Joseph H. Massot
                                  Name:  Joseph H. Massot
                                  Title: Vice President &
                                             Treasurer


Dated:  January 11, 1996